Exhibit 99.3

(3)          The amount reported includes an aggregate of 3,054,504 shares of common stock of the Issuer that are owned of record by APS II and AREIF IV.  Kronus Property IV, Inc. (“Kronus IV”) serves as the manager of APS II.  Apollo Real Estate Management IV, L.P. (“AREM IV LP”) is the manager of AREIF IV.  Apollo Real Estate Management IV, Inc. (“AREM IV Inc.”) is the general partner of AREM IV LP.  Apollo Real Estate Advisors IV, L.P. (“AREA IV”) is the general partner of AREIF IV.  Apollo Real Estate Capital Advisors IV, Inc. (“ARECA IV” , and together with APS II, AREIF IV, Kronus IV, AREM IV LP, AREM IV Inc., AREA IV, ARECA IV, the “Apollo IV Funds”) is the general partner of AREA IV.  The Apollo IV Funds, the executive officers and directors and principals, as the case may be, of AREM IV Inc. and ARECA IV, and the executive officers and directors and principals, as the case may be, of Kronus IV, disclaim beneficial ownership of all shares of the Issuer reported herein in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.